UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

Cassidy Ventures Inc.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54838
(Commission File Number)

None
 (IRS Employer Identification No.)

#204 - 1110 Finch Ave West
Toronto, Ontario
Canada M3J 3T6
 (Address of principal executive offices)(Zip Code)

(613) 482-4886
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013, the board of directors of Cassidy Ventures Inc. (the “Company”) appointed William Drury as a director of the Company.  Immediately upon Mr. Drury’s appointment, Edward Hayes resigned as a director and President of the Company, and Linda Lamb resigned as a director, Secretary and Treasurer of the Company.  Neither Mr. Hayes nor Ms. Lamb has any disagreement with the Company in connection with their resignations.  Mr. Drury is now the sole director of the Company.

On February 19, 2013, as the sole director of the Company, Mr. Drury appointed himself Secretary and Treasurer of the Company and Keith Fredricks as President of the Company.

Mr. Fredricks is the founder and CEO of General 3D Corp. and creator of 3DF33D technology for stereoscopic video streaming using HTML5 technology.  Mr. Fredricks has a background in stereoscopic video going back over 25 years.  In the early 1980s, Mr. Fredricks created a 3D digitizer using stereoscopic structured light processing for digital cameras.  He founded the Virtual Reality Lab at Cray Research, building systems for tracking, gesture recognition and stereoscopic visualization including the first commercial massively parallel rendering and animation system.  Mr. Fredricks was also CTO at several multimedia Web startups and ran R&D for NewSight, an autostereoscopic display manufacturer where he introduced real time 2 view to multiview conversion and glasses-free multiview 3D videoconferencing.

Mr. Fredricks does not have any agreement, arrangement or understanding with the Company.

Mr. Drury has over 15 years of executive level experience in a wide range of disciplines.  Mr. Drury is President at  General 3D Corp. Previously, Mr. Drury served as President of Quantum Genomics Corp., an international biochemical development business based in Paris, France.  Mr. Drury has also served as Director of Production and Content Services at NewSight Corp., a software and hardware company that invents, manufactures, markets and sells auto stereoscopic LCD and Plasma displays and content.  Prior to his time at NewSight, Mr. Drury was the Vice President of Production at VRex, a stereoscopic visualization technology company.  At VRex, Mr. Drury designed, constructed, and staffed one of the first full time true 3D stereoscopic production facilities in the world, creating content for clients, such as, the United States Army, Merck, Merrill Lynch, and Pfizer. At VRex Mr. Drury’s work was instrumental in the sale of VRex to the Malaysian Government for inclusion in their Cyber Jaya Technology Park.  Mr. Drury holds degrees from Boston University and Baruch College.  Mr. Drury is also member of the boards of directors of Quantum Genomics Corporation, ICN Corporation and Global Oxygen Development Corp.

Mr. Drury’s executive and management experience led to our conclusion that Mr. Drury should be serving as a member of our board of directors in light of our business and structure. Mr. Drury does not have any agreement, arrangement or understanding with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cassidy Ventures Inc. (Registrant)

Date: March 7, 2013	By:	/s/ William Drury
	Name:	William Drury
	Title:	Secretary and Treasurer

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